Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-201534);

(2)    Registration Statement (Form S-8 No. 333-148619);

(3)    Registration Statement (Form S-8 No. 333-131767);

(4)    Registration Statement (Form S-8 No. 333-83872);

(5)    Registration Statement (Form S-3 No. 333-210146);

(6)    Registration Statement (Form S-3 No. 333-217062);

(7)    Registration Statement (Form S-3ASR No. 333-217061);

(8)    Registration Statement (Form S-3 No. 333-223892); and

(9)    Registration Statement (Form S-8 No. 333-227017).

of our report dated May 21, 2019, with respect to the financial statements of Jackalope Gas Gathering Services, L.L.C., included in this Current Report on Form 8-K/A of Crestwood Equity Partners L.P.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

June 14, 2019